UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2013

Ally Financial Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan

48265-2000

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Investor Agreements – Private Placement of Common Stock

On August 19, 2013, Ally Financial Inc. (“Ally” or the “Company”) entered into Investment Agreements (collectively, the “Investment Agreements”) with certain accredited investors (the “Investors”) within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Upon the terms and subject to the conditions set forth in the Investment Agreements, Ally agreed to issue and sell to such Investors, and such Investors agreed to severally purchase from Ally (the “Private Placement”), an aggregate of 166,667 shares (the “Private Placement Securities”) of Ally’s common stock, $0.01 par value per share (the “Common Stock”) at an aggregate price of $1 billion (the “Purchase Price”).

The completion of the Private Placement is subject to the fulfillment or written waiver of certain conditions, including, among others, receipt by Ally of the non-objection of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to Ally’s re-submitted capital plan under the Comprehensive Capital Analysis and Review 2013 (the “CCAR Plan”), the repurchase by Ally of all outstanding shares of its Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 (“Series F-2 Preferred Stock”) and the elimination or relinquishment of any right of the holder of Series F-2 Preferred Stock to receive, in certain circumstances, additional shares of Common Stock pursuant to Section 6(a)(i)(B) of the certificate of designations of the Series F-2 Preferred Stock (the “Share Adjustment Right”).

Each Investment Agreement may be terminated by the mutual written consent of the applicable Investor and Ally, by either the applicable Investor or Ally if the Private Placement has not been consummated by November 30, 2013, or by either the applicable Investor or Ally in the event that a governmental entity shall have taken any action prohibiting the Private Placement.

A form of the Investment Agreements is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing summary of certain provisions of the Investment Agreements is qualified in its entirety by reference thereto.

Agreement in Respect of Securities Repurchase and Share Adjustment Provision

On August 19, 2013, Ally entered into an Agreement in Respect of Securities Repurchase and Share Adjustment Provision (the “Purchase and Release Agreement”) with the United States Department of the Treasury (“Treasury”) for the repurchase by the Company of all outstanding shares of Series F-2 Preferred Stock held by Treasury (the “Repurchase Transaction”) and the termination of the Share Adjustment Right (the “SAR Termination”). Upon the terms and subject to the conditions set forth in the Purchase and Release Agreement, Ally will purchase from Treasury, and Treasury will sell to the Company, all outstanding shares of the Series F-2 Preferred Stock for an aggregate purchase price of an amount in cash equal to $5.2 billion plus accrued and unpaid dividends and Ally will pay to Treasury an amount in cash equal to $725 million in consideration for Treasury’s release of any rights it has under the Share Adjustment Right.

The obligations of Ally and Treasury to consummate the Repurchase Transaction and the SAR Termination are subject to the fulfillment or written waiver of certain conditions, including, among others, receipt by Ally of the non-objection of the Federal Reserve to Ally’s CCAR Plan, and the successful consummation of the Private Placement.

The Purchase and Release Agreement may be terminated by the mutual written consent of the Treasury and Ally or by either Treasury or Ally, upon written notice, in the event that the transactions contemplated by the Purchase and Release Agreement are not consummated on or before November 30, 2013.

A copy of the Purchase and Release Agreement is included as Exhibit 10.2 hereto, and is incorporated by reference herein. The foregoing summary of certain provisions of the Purchase and Release Agreement is qualified in its entirety by reference thereto.

Relinquishment Agreements

In connection with the Private Placement, FIM Holdings LLC (“FIM”) and Treasury entered into separate agreements with Ally, each dated August 19, 2013 (the “Relinquishment Agreements”), pursuant to which each of Ally, FIM and Treasury irrevocably relinquished and surrendered all rights, privileges and powers afforded to such party and releasing all obligations and duties owed or required to be performed under the Amended and Restated Governance Agreement, dated May 21, 2009 (the “Governance Agreement”) made by and among Ally, FIM, Treasury and other parties thereto. Upon effectiveness of the Relinquishment Agreements, Ally, FIM and Treasury will also release all parties that had signed a Joinder Agreement to the Governance Agreement from their obligations to be bound by, and subject to, all the terms and conditions of the Governance Agreement.

Each Relinquishment Agreement becomes effective only upon the satisfaction of certain conditions, including, the execution and effectiveness of the Stockholders Agreement (defined below), and the consummation of the Private Placement, the Repurchase Transaction and the SAR Termination.

A copy of each Relinquishment Agreement is included as Exhibit 10.3 hereto, and is incorporated by reference herein. The foregoing summary of certain provisions of the Relinquishment Agreements is qualified in its entirety by reference thereto.

Stockholders Agreement

On August 19, 2013, Ally, FIM and Treasury entered into a Stockholders Agreement (the “Stockholders Agreement”) in order to memorialize certain understandings relating to the composition of the board of directors of the Company (the “Board”).

Pursuant to the Stockholders Agreement, the Board will continue to be comprised of 11 directors. Treasury and FIM have agreed to vote their shares of Common Stock of Ally in order to effectuate the Board composition described in the below table (and Ally will nominate the individuals for election to the Board that are designated as set forth below):

	Percentage of Outstanding Common Stock held by Treasury
	9.9% - 19.9%	20.0% - 35.5%	35.6% - 49.9%	50.0% and greater
Directors designated by Treasury (“Treasury Designated Directors”)	1	2	4	6
Directors designated by FIM or, under certain circumstances, Cerberus Capital Management, L.P. or its affiliates (“Cerberus Designated Director”)	1	1	1	1
Chief Executive Officer of Ally (“Management Designated Director”)	1	1	1	1
Independent Directors	8	7	5	3

Independent Directors will be appointed by a majority vote of the Treasury Designated Directors, the Cerberus Designated Director and the Management Designated Director, which majority must include at least one Treasury Designated Director. However, following any time that the percentage of outstanding Common Stock of Ally held by Treasury is 35.5% or less or following the consummation of a sale of Common Stock by Treasury, other than in an initial public offering, to any person, together with its affiliates, purchasing 20.0% or more of the outstanding shares of Ally’s Common Stock resulting in Treasury holding less than 50.0% of Ally’s outstanding Common Stock, the Independent Directors shall be nominated by the Board and elected by stockholder vote as set forth in Ally’s Amended and Restated Bylaws. The Stockholders Agreement does not alter the composition of the current Board.

FIM will lose the right to designate a director when FIM and its affiliates collectively cease to own at least 5.0% of the then outstanding Common Stock. In addition, for so long as FIM and its affiliates hold at least 2.5% of the then outstanding Common Stock, they will be entitled to appoint one non-voting observer to the Board.

Additionally, for so long as Treasury and its affiliates hold at least 10% of the then outstanding Common Stock, they will be entitled to appoint one non-voting observer to the Board.

The effectiveness of the Stockholders Agreement is conditioned upon the consummation of the Private Placement on or prior to November 30, 2013. Pursuant to its terms, the Stockholders Agreement will terminate and be of no further force or effect upon the earliest of (i) the date that Treasury ceases to hold at least 9.9% of the Common Stock, (ii) with respect to FIM, the date FIM and its affiliates cease to own any Common Stock, and (iii) written agreement of Ally, Treasury and FIM.

The Stockholders Agreement provides that, in connection with an initial public offering of Ally, the Stockholders Agreement will automatically terminate and the parties will endeavor in good faith to enter into appropriate arrangements with respect to the future governance of Ally, and that such arrangements will include an agreement of the Company to nominate a person designated by FIM to the Board so long as FIM and its affiliates collectively hold at least 5% of the then outstanding Common Stock.

A copy of the Stockholders Agreement is included as Exhibit 10.4 hereto and is incorporated by reference herein. The foregoing summary of certain provisions of the Stockholders Agreement is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Investor Agreements” in “Item 1.01 Entry Into a Material Definitive Agreement” relating to the Investor Agreements is incorporated herein by reference.

The issuance of the Private Placement Securities to Investors in the Private Placement is exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Prior to entering into the agreements described above, Ally submitted proposals for such actions and the related transactions to the holders of the Company’s Common Stock and Series F-2 Preferred Stock. The stockholders’ consents were provided on August 19, 2013 by a majority thereof, including at least two holders of Common Stock, where required.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits

10.1	Form of Investment Agreement

10.2	Agreement in Respect of Securities Repurchase and Share Adjustment Provision, dated August 19, 2013, by and between United States Department of The Treasury and Ally Financial Inc.

10.3	Relinquishment Agreement, each dated August 19, 2013, among Ally Financial Inc. and each of FIM Holdings LLC and United States Department of The Treasury

10.4	Stockholders Agreement, dated August 19, 2013, among Ally Financial Inc., FIM Holdings LLC and United States Department of The Treasury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: August 19, 2013	By:	/s/ David J. DeBrunner
Name: David J. DeBrunner
Title: Vice President, Chief Accounting Officer and Controller